Exhibit 5.1.2

HUNTON ANDREWS KURTH LLP 200 PARK AVENUE NEW YORK, NY 10166-0005 TEL 212 • 309 • 1000 FAX 212 • 309 • 1100

FILE NO: 079373.0000001

November 5, 2018

Evergy, Inc.

1200 Main Street

Kansas City, Missouri 64105

Re:	Evergy, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special counsel to Evergy, Inc., a Missouri corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) debt securities of the Company, which may be unsecured senior debt securities (“Senior Debt Securities”) and/or unsecured subordinated debt securities (“Subordinated Debt Securities” and together with Senior Debt Securities, the “Debt Securities”); (ii) shares of the Company’s common stock, without par value (“Common Stock”); (iii) shares of the Company’s Preference Stock, without par value (“Preference Stock”); (iv) shares of the Company’s Depositary Shares representing fractional interests in shares of the Company’s Preference Stock (“Depositary Shares”); (v) warrants to purchase Common Stock, in each case as may be designated by the Company at the time of an offering (“Warrants”); (vi) stock purchase contracts (“Stock Purchase Contracts”); and (vii) stock purchase units (and together with the Common Stock, Preference Stock, Depositary Shares and Warrants, the “Securities”), in each case, in amounts, at prices and on terms to be determined at the time of an offering.

Unless otherwise specified in the applicable prospectus supplement, the Senior Debt Securities will be issued under the Indenture (the “Senior Indenture”) dated as of June 1, 2004 between the Company, as successor to Great Plains Energy Incorporated, and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Senior Trustee”), and the Subordinated Debt Securities will be issued under the Indenture (the “Subordinated Indenture”) dated as of May 18, 2009 between the Company, as successor to Great Plains Energy Incorporated, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Trustee”).

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON    LOS ANGELES

MIAMI    NEW YORK    NORFOLK    RALEIGH/DURHAM    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

www.HuntonAK.com

Evergy, Inc.

November 5, 2018

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons other than the directors and officers of the Company and the conformity with the original documents of any copies thereof submitted to us for examination. We have also assumed that the Senior Indenture is the valid and legally binding obligation of the Senior Trustee and that the Subordinated Indenture is the valid and binding obligation of the Subordinated Trustee.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1. Each series of Debt Securities will be legally issued and will constitute the valid and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Company’s Board of Directors or a duly authorized committee thereof (the “Company Board”) shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities; and (ii) such Debt Securities shall have been duly executed and authenticated and issued as provided in the Senior Indenture or Subordinated Indenture, as the case may be, and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

2. Each series of Preference Stock, upon receipt by the Company of such lawful consideration therefor as the Company Board may determine, will be validly issued, fully paid and non-assessable shares of Preference Stock of the Company and if the shares of Preference Stock are convertible into shares of Common Stock or other Securities of the Company, the Common Stock or other Securities of the Company issuable upon conversion of the Preference Stock will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

3. Each series of Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Company Board may determine, will be validly issued and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

4. Each issue of Warrants will be legally issued and will constitute the valid and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) a warrant agreement (the “Warrant Agreement”) relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent and shall constitute a valid, binding and enforceable agreement of the Company and the warrant agent; (ii) the Company Board shall have duly adopted final resolutions in conformity with the Amended and Restated Articles of Incorporation of the Company authorizing the

Evergy, Inc.

November 5, 2018

execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants as contemplated by the Registration Statement and such Warrant Agreement; and (iii) such Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and such resolutions and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

5. The Stock Purchase Contracts and/or the Stock Purchase Units will be legally issued and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) such Stock Purchase Contracts and/or Stock Purchase Units shall have been duly authorized, executed and delivered by the parties thereto and shall constitute valid and binding agreements of such parties; (ii) the Company Board shall have duly adopted final resolutions in conformity with the Amended and Restated Articles of Incorporation of the Company authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts and/or Stock Purchase Units as contemplated by the Registration Statement; (iii) any Debt Securities and/or debt obligations of third parties issued as a security for the relevant Stock Purchase Contract and/or as part of the relevant Stock Purchase Units are duly authorized and validly issued; and (iv) certificates representing such Stock Purchase Contracts and/or Stock Purchase Units shall have been duly executed, countersigned and registered and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities, each series of Preference Stock, each series of Depositary Shares, each issue of Warrants and each issue of Stock Purchase Contracts and/or Stock Purchase Units, as the case may be: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) the terms of any Security will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (iv) in the case of the issue of the Debt Securities, the Senior Indenture or the Subordinated Indenture will not have been modified or amended; (v) in the case of the issue of Warrants, the terms and conditions of the Warrants and the related Warrant Agreement will be expressly as contemplated in the prospectus supplement relating thereto; and (vi) the Amended and Restated Articles of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect. For purposes of this opinion letter, we have further assumed that each Warrant Agreement and each Stock Purchase Contract and/or Stock Purchase Unit, when executed in final form, will be governed by the laws of the State of New York.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

Evergy, Inc.

November 5, 2018

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion may not be relied upon by you for any other purpose.

Very truly yours,

/s/ Hunton Andrews Kurth LLP

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